Exhibit 99.4

NORTHERN GENESIS ACQUISITION CORP.
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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting -Go to **www.virtualshareholdermeeting.com/NGA2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43113-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NORTHERN GENESIS ACQUISITION CORP.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. *The Business Combination Proposal*—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of November 30, 2020 (the "**Business Combination Agreement**"), among NGA, The Lion Electric Company, a corporation existing under the *Business Corporations Act* (Québec) ("**Lion**"), and Lion Electric Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Lion ("**Merger Sub**"), pursuant to which Merger Sub will merge through a statutory merger with and into NGA, with NGA surviving the Business Combination as a wholly-owned subsidiary of Lion and (b) approve such Business Combination and the other transactions contemplated by the Business Combination Agreement (the "**Business Combination**" and such proposal, the "**Business Combination Proposal**") (Proposal No. 1). A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as *Annex A*.	☐	☐	☐
2. *The Corrective Amendment Proposal*—To consider and vote upon a proposal to approve and adopt an amendment (the "**Corrective Amendment**") to Article Sixth of the Amended and Restated Certificate of Incorporation of NGA, dated August 17, 2020 (the "**NGA Certificate**"), subject to approval of the Business Combination by NGA's stockholders and solely in connection with the Business Combination, in order to provide for the issuance of NGA Warrants to purchase up to 3,000,000 shares of NGA Common Stock (the "**NGA Working Capital Warrants**") to be issued by NGA to Northern Genesis Sponsor, LLC (the "**Sponsor**") immediately prior to the Effective Time, the proceeds of which shall be used by NGA for the payment of transaction expenses in connection with the Business Combination and other working capital purposes (such proposal, the "**Corrective Amendment Proposal**") (Proposal No. 2). A copy of the Corrective Amendment is attached to the accompanying proxy statement/prospectus as *Annex B*.	☐	☐	☐
3. *The Adjournment Proposal*—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the Corrective Amendment Proposal (the "**Adjournment Proposal**" and, together with the Business Combination Proposal and the Corrective Amendment Proposal, the "**Proposals**") (Proposal No. 3).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D43114-TBD NORTHERN GENESIS ACQUISITION CORP. Special Meeting of Stockholders TBD, 2021 TBD This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) TBD and TBD, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Northern Genesis Acquisition Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at TBD on TBD, at TBD, via live webcast at www.virtualshareholdermeeting.com/NGA2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on the reverse side